Exhibit 99.1

FOR IMMEDIATE RELEASE
December 5, 2006

Novell Reports Preliminary Financial Results for Fourth Fiscal Quarter and Full Fiscal Year 2006

•   Strong fiscal year 2006 revenue growth in key solution categories
    •   Linux Platform Products revenue grows 26% year-over-year
    •   Identity and Access Management revenue grows 30% year-over-year
•   Provides financial guidance for full fiscal years 2007 and 2008

WALTHAM, Mass. – December 5, 2006 – Novell, Inc. (NASDAQ:NOVL) today announced preliminary financial results for its fourth fiscal quarter and fiscal year ended October 31, 2006. These financial results are preliminary because Novell, during the third fiscal quarter, began a self-initiated, voluntary review of the company's historical stock-based compensation practices and related potential accounting impact. The financial results reported today do not take into account any adjustments that may be required in connection with the completion of the stock-based compensation review and should be considered preliminary until Novell files its Form 10-Q for the third fiscal quarter ended July 31, 2006 and Form 10-K for the full fiscal year ended October 31, 2006.

Financial Results

For the fourth fiscal quarter 2006, Novell reported net revenue of $245 million, compared to net revenue of $288 million for the fourth fiscal quarter 2005. The net income available to common stockholders from continuing operations in the fourth fiscal quarter 2006 was $25 million, or $0.06 per diluted common share. This compares to a loss available to common stockholders from continuing operations of $6 million, or $0.02 loss per diluted common share, for the fourth fiscal quarter 2005.

On a non-GAAP basis, which is described below, adjusted income available to common stockholders from continuing operations for the fourth fiscal quarter 2006 was $20 million, or $0.05 per diluted common share. This compares to non-GAAP adjusted income available to common stockholders from continuing operations of $32 million, or $0.07 per diluted common share, for the fourth fiscal quarter 2005.

For the full fiscal year 2006, Novell reported revenue of $967 million and net income available to common stockholders from continuing operations of $21 million, or $0.06 per diluted common share. Comparatively, revenue for the full fiscal year 2005 was $1.039 billion and net income available to common stockholders from continuing operations was $373 million, or $0.85 per diluted common share, including a $448 million net legal settlement with Microsoft.

During the fourth fiscal quarter 2006, Novell reported $13 million of revenue from Linux* Platform Products, up 32% year-over-year. Revenue from Identity and Access Management was $24 million, up 3% year-over-year. Combined revenue from Open Enterprise Server and NetWare®-related products declined 25% from the year ago period.

“We are pleased with the progress we made in our key growth categories of Linux and Identity in fiscal year 2006, ” said Ron Hovsepian, President and CEO of Novell. “Coupled with the unprecedented Linux partnership with Microsoft just recently announced, we will add significant momentum to our Linux business. With these proof points established and with the initiatives we have begun to improve our sales model, development processes and back office efficiencies, we feel confident that we are on the right path to put Novell on target for sustained profitability in the future. ”

Cash, cash equivalents and short-term investments were $1.5 billion at October 31, 2006, up from $1.3 billion last quarter. Days sales outstanding in accounts receivable was 86 days at the end of the fourth fiscal quarter 2006, up from 81 days in the year ago quarter. Accounts receivable aging remains within historical ranges. Deferred revenue was $427 million at the end of the fourth fiscal quarter 2006, up $21 million, or 5%, from the prior year. Cash flow from operations was $62 million for the fourth fiscal quarter 2006, up from $58 million from the fourth fiscal quarter 2005.

Full details on Novell's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial schedules that are a part of this release.

Update on Stock-Based Compensation Review

Novell's previously announced, self-initiated review of its historical stock-based compensation practices, which is being conducted by the Audit Committee of its Board of Directors with the assistance of independent outside counsel, is on-going. Novell expects to file its Form 10-Q report for the third fiscal quarter ended July 31, 2006 and Form 10-K report for the full fiscal year ended October 31, 2006 following the conclusion of the review.

Update on Third Fiscal Quarter 2006

Because the financial results for the third fiscal quarter ended July 31, 2006 remain preliminary, an increase of $9 million in accrued liabilities as a result of a change in estimate identified during the fourth fiscal quarter 2006 must be recognized as an expense in the third fiscal quarter. As a result, operating expenses increased by $9 million, and the net loss available to common stockholders from continuing operations in the third fiscal quarter 2006 increased from the previously reported $3 million, or $0.01 loss per diluted common share, to $10 million, or $0.03 loss per diluted common share. Third fiscal quarter 2006 non-GAAP adjusted income available to common stockholders from continuing operations of $20 million, or $0.05 per diluted common share, remained unchanged.

Financial Outlook

Novell management provides the following financial guidance:

For the full fiscal year 2007:

  Net revenue is expected to be between $945 million and $975 million.
  On a non-GAAP basis, adjusted income from operations is expected to be between breakeven and $10 million, excluding an estimated $35 million expense from stock-based compensation. However, in fiscal year 2007, Novell anticipates it will no longer exclude stock-based compensation expense from its non-GAAP financial measures.
  Novell is targeting fourth fiscal quarter 2007 exit rate operating margins, as described below, of between 5% and 7%.
For the full fiscal year 2008:
  Novell is targeting fourth fiscal quarter 2008 exit rate operating margins of between 12% and 15%.
Exit rate operating margins are defined as an annualized run rate expense level at the end of the period that, when compared to the full fiscal year's revenue, would result in a pro forma operating margin for the year.

Non-GAAP Financial Measures

To supplement Novell's preliminary consolidated unaudited condensed financial statements presented in accordance with GAAP and to better reflect comparative quarter-over-quarter and year-over-year operating performance, Novell uses non-GAAP financial measures of adjusted diluted income available to common stockholders from continuing operations and adjusted diluted income per common share from continuing operations, which reflect the exclusion of certain expenses and gains, and adjusted diluted weighted average shares outstanding. Novell's financial outlook uses a non-GAAP income from operations measure. These non-GAAP financial measures do not replace the presentation of Novell's GAAP financial results but are provided to improve overall understanding of current financial performance and prospects for the future.

Novell considers non-GAAP adjusted diluted income available to common stockholders from continuing operations to be after-tax income generated from continuing operations excluding certain non-recurring or non-core items such as, but not limited to, stock-based compensation for fiscal year 2006, restructuring expenses, asset impairments, actual and estimated litigation judgments and settlements, the write-off of acquired in-process research and development, and gains (losses) on the sale of business operations, long-term investments and property, plant and equipment.

Novell does not provide financial guidance for GAAP financial measures because items identified as excluded from non-GAAP financial measures are difficult to forecast.

A summary of Novell’s vision, mission and strategy can be accessed on the Novell® Web site at: http://www.novell.com/company/ir/qresults/.

Conference call notification and Web access detail

A live Webcast of a Novell conference call to discuss the quarter will be broadcast at 5:00 PM ET December 5, 2006, from Novell’s Investor Relations Web page:
http://www.novell.com/company/ir/qresults/. The domestic conference call dial-in number is 866-335-5255, password “Novell”, and the international dial-in number is +1-706-679-2263, password “Novell”.

The call will be archived on the Web site approximately two hours after its conclusion, and will be available for telephone playback through midnight ET, December 12, 2006. The domestic toll-free replay number is 800-642-1687, and the international replay number is +1-706-645-9291. Replay listeners must enter conference ID number 9942446.

A copy of this press release is posted on Novell's Web site at:
http://www.novell.com/company/ir/qresults/.

Legal notice regarding forward-looking statements

This press release includes statements that are not historical in nature and that may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits and synergies of the company's brands and strategies, future opportunities and the growth of the market for Identity and Access Management and Linux Platform Products. You should be aware that Novell's actual results could differ materially from those contained in the forward-looking statements, which are based on current expectations of Novell management and are subject to a number of risks and uncertainties, including, but not limited to, Novell's ability to realize the benefits anticipated from the Microsoft transaction, Novell's success in executing its Linux, Identity and Access Management and Resource Management strategies, Novell's ability to take a competitive position in the Linux, Identity and Access Management and Resource Management industries, business conditions and the general economy, market opportunities, potential new business strategies, competitive factors, sales and marketing execution, shifts in technologies or market demand, Novell's ability to integrate acquired operations and employees, the final conclusions of the Audit Committee (and the time of such conclusions) concerning matters relating to the company's stock-based compensation practices and the other factors described in Novell's Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 10, 2006. Novell disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by the securities laws.

There can be no assurance that the outcome of the review by the company's Audit Committee of the company's past stock-based compensation practices and the related potential accounting impact will not result in changes in the preliminary financial results for the third and fourth fiscal quarter 2006 and full fiscal year 2006 or a restatement of financial results provided by the company for any historical period. In addition, the review and possible conclusions may require additional expenses to be recorded, may continue to adversely affect our ability to file required reports with the U.S. Securities and Exchange Commission (“SEC”) on a timely basis, our conclusions on the effectiveness of our internal control over financial reporting and disclosure controls and procedures and our ability to meet the requirements of the Nasdaq Stock Market for continued listing of our shares; and may result in claims and proceedings relating to such matters, including shareholder litigation and actions by the SEC and/or other governmental agencies and negative tax or other implications for the company resulting from any accounting adjustments or other factors.

About Novell

Novell, Inc. (Nasdaq: NOVL) delivers infrastructure software for the Open Enterprise. We are a leader in enterprise-wide operating systems based on Linux and open source and the security and systems management services required to operate mixed IT environments. We help our customers minimize cost, complexity and risk, allowing them to focus on innovation and growth. For more information, visit http://www.novell.com.

_________________

Novell and NetWare are registered trademarks of Novell, Inc. in the United States and other countries. * Linux is a registered trademark of Linus Torvalds. All other third-party trademarks are the property of their respective owners.

Press Contact:

Bruce Lowry
Novell, Inc.
Phone: 415-383-8408
E-Mail: blowry@novell.com

Investor Relations Contact:

Bill Smith
Novell, Inc.
Phone: 800-317-3195
E-Mail: wsmith@novell.com

                                                                     Novell, Inc.                                                                    Page 7 of 14
                                        Consolidated Unaudited Condensed Statements of Operations (Preliminary)
                                                       (In thousands, except per share data)

                                                               Fiscal Quarter Ended                                              Fiscal Year Ended
                                               -----------------------------------------------------            ----------------------------------------------------
                                                    Oct 31, 2006                  Oct 31, 2005                      Oct 31, 2006                  Oct 31, 2005
                                               -----------------------        ----------------------            ----------------------        ----------------------
Net revenue:
  Software licenses                                          $ 46,078                      $ 78,111                         $ 173,678                     $ 213,803
  Maintenance and services                                    198,827                       209,507                           793,599                       825,420
                                               -----------------------        ----------------------            ----------------------        ----------------------
Total net revenue                                             244,905                       287,618                           967,277                     1,039,223
                                               -----------------------        ----------------------            ----------------------        ----------------------

Cost of revenue:
  Software licenses                                             4,206                         7,630                            17,528                        21,600
  Maintenance and services                                     72,759                        81,423                           303,107                       330,466
                                               -----------------------        ----------------------            ----------------------        ----------------------
Total cost of revenue                                          76,965                        89,053                           320,635                       352,066
                                               -----------------------        ----------------------            ----------------------        ----------------------

Gross profit                                                  167,940                       198,565                           646,642                       687,157
                                               -----------------------        ----------------------            ----------------------        ----------------------

Operating expense (income):
  Sales and marketing                                          87,795                        92,209                           352,829                       354,335
  Product development                                          45,169                        54,678                           185,796                       205,627
  General and administrative                                   23,995                        24,514                           104,181                        92,632
  Restructuring expenses                                        5,405                        38,061                             4,405                        57,753
  Other operating expense (income) (1)                          3,120                         1,521                            24,719                      (447,148)
                                               -----------------------        ----------------------            ----------------------        ----------------------
Total operating expense                                       165,484                       210,983                           671,930                       263,199
                                               -----------------------        ----------------------            ----------------------        ----------------------

Income (loss) from operations                                   2,456                       (12,418)                          (25,288)                      423,958

Other income, net                                              32,781                        12,177                            69,541                        33,993
                                               -----------------------        ----------------------            ----------------------        ----------------------

Income (loss) from continuing operations,
  before income taxes                                          35,237                          (241)                           44,253                       457,951

Income tax expense                                             12,028                         5,426                            23,218                        86,660
                                               -----------------------        ----------------------            ----------------------        ----------------------

Income (loss) from continuing operations                       23,209                        (5,667)                           21,035                       371,291

Income (loss) from discontinued operations,
  before income taxes                                            (843)                          549                            12,900                         8,191
Income tax expense (benefit)                                        -                          (166)                              972                         2,760
                                               -----------------------        ----------------------            ----------------------        ----------------------
Income (loss) from discontinued operations                       (843)                          715                            11,928                         5,431

Income (loss) before cumulative effect of a
  change in accounting principle                               22,366                        (4,952)                           32,963                       376,722

Cumulative effect of a change
  in accounting principle                                           -                             -                              (897)                            -
                                               -----------------------        ----------------------            ----------------------        ----------------------

Net income (loss)                                            $ 22,366                      $ (4,952)                         $ 32,066                     $ 376,722
                                               =======================        ======================            ======================        ======================

Income (loss) available to common
stockholders - diluted:

  Continuing operations                                      $ 24,554                      $ (5,758)                         $ 20,761                     $ 373,183
                                               =======================        ======================            ======================        ======================

  Net income (loss)                                          $ 23,714                      $ (5,043)                         $ 31,575                     $ 378,159
                                               =======================        ======================            ======================        ======================

Income (loss) per share available
to common stockholders - diluted:

  Continuing operations                                        $ 0.06                       $ (0.02)                           $ 0.06                        $ 0.85

  Net income (loss)                                            $ 0.06                       $ (0.01)                           $ 0.09                        $ 0.86

Weighted average shares - diluted                             395,456 (2)                   382,279                           365,659                       440,585 (2)

(1) See Page 10 of 14 for a detail of other operating expense (income).

(2) Diluted weighted average shares includes 52 million potential shares related to convertible debt.

Amounts reported as 'preliminary' for the third fiscal quarter ended July 31, 2006 have been updated for a known change in estimate, impacting net income.  Also, reclassifications, none of which affected net income, were made to the prior period amounts in order to conform to the current period's presentation.

Stock-based compensation expense recorded in above amounts:
                                                               Fiscal Quarter Ended                                              Fiscal Year Ended
                                               -----------------------------------------------------            ----------------------------------------------------
                                                    Oct 31, 2006                  Oct 31, 2005                      Oct 31, 2006                  Oct 31, 2005
                                               -----------------------        ----------------------            ----------------------        ----------------------
Cost of revenue                                               $ 1,057                         $   2                          $  4,095                       $     6
Sales and marketing                                             2,115                           194                            11,824                           998
Product development                                             1,956                           225                             8,342                         1,172
General and administrative                                      1,016                            93                            10,644                          (428)
Discontinued operations                                             -                             -                               263                             -
                                               -----------------------        ----------------------            ----------------------        ----------------------
Total stock-based compensation expense                        $ 6,144                         $ 514                          $ 35,168                       $ 1,748
                                               =======================        ======================            ======================        ======================

                                      Novell, Inc.                               Page 8 of 14
               Consolidated Unaudited Condensed Balance Sheets (Preliminary)
                                    (In thousands)

                                              Oct 31, 2006                     Oct 31, 2005
                                           --------------------            ---------------------
Assets

Current assets:
    Cash and cash equivalents                      $   675,787                      $   811,238
    Short-term investments                             790,500                          843,666
    Receivables, net                                   233,986                          293,627
    Prepaid expenses                                    32,328                           30,777
    Other current assets                                28,524                           29,745
                                           --------------------            ---------------------
Total current assets                                 1,761,125                        2,009,053

Property, plant and equipment, net                     184,084                          212,377
Long-term investments                                    2,263                           54,340
Goodwill                                               424,701                          395,509
Intangible assets, net                                  40,404                           56,421
Deferred income taxes                                    4,770                            1,384
Other assets                                            32,376                           32,774
                                           --------------------            ---------------------

Total assets                                       $ 2,449,723                      $ 2,761,858
                                           ====================            =====================

Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable                               $    44,419                      $    45,445
    Accrued compensation                               105,410                          113,760
    Other accrued liabilities                           91,837                          131,105
    Income taxes payable                                49,598                           56,869
    Deferred revenue                                   426,971                          405,751
                                           --------------------            ---------------------
Total current liabilities                              718,235                          752,930

Deferred income taxes                                    4,186                            4,537
Senior convertible debentures                          600,000                          600,000
                                           --------------------            ---------------------

Total liabilities                                    1,322,421                        1,357,467

Minority interests                                           -                            8,555

Preferred stock                                          9,350                            9,350

Stockholders' equity                                 1,117,952                        1,386,486
                                           --------------------            ---------------------

Total liabilities and stockholders' equity         $ 2,449,723                      $ 2,761,858
                                           ====================            =====================

Amounts reported as 'preliminary' for the third fiscal quarter ended July 31, 2006 have been updated for a known change in estimate.  Also, reclassifications, none of which affected net income, were made to the prior period amounts in order to conform to the current period's presentation.

                                                          Novell, Inc.
                              Consolidated Unaudited Condensed Statements of Cash Flows (Preliminary)                                                    Page 9 of 14
                                                         (In thousands)

                                                                                 Fiscal Quarter Ended                                 Fiscal Year Ended
                                                                     ---------------------------------------------       --------------------------------------------
                                                                        Oct 31, 2006             Oct 31, 2005               Oct 31, 2006            Oct 31, 2005
                                                                     --------------------     --------------------       --------------------    --------------------

Cash flows from operating activities:
  Net income (loss)                                                             $ 22,366                 $ (4,952)                  $ 32,066               $ 376,722
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Stock-based compensation expense                                               6,144                      514                     35,168                   1,748
    Tax effects of stock-based compensation plans                                 10,994                   (2,367)                    15,252                  13,799
    Excess tax benefits from stock-based compensation                            (10,994)                       -                    (15,252)                      -
    Depreciation and amortization                                                 13,068                   13,439                     46,976                  54,513
    Changes in accounts receivable allowances                                     (2,228)                   1,514                     (6,888)                 (7,838)
    Utilization of previously reserved acquired net operating losses               2,725                        -                      6,585                  29,600
    Purchased in-process research and development                                      -                        -                      2,110                     480
    Gain on sale of property, plant and equipment                                      -                        -                     (5,968)                 (1,589)
    Loss on sale of Japan consulting group                                             -                        -                      8,273                       -
    Executive termination benefits                                                     -                        -                      9,409                       -
    Impairment of long-term investments, net of gains                             (1,371)                     192                       (745)                  1,300
    Gain on sale of venture capital funds                                        (17,953)                       -                    (17,953)                      -
    Impairment of intangible assets                                                1,230                    1,521                      1,230                   1,521
    Celerant discontinued operations, before taxes                                   843                        -                    (11,117)                      -
    Cumulative effect of a change in accounting principle                              -                        -                        897                       -
    Changes in current assets and liabilities, excluding the effect
      of acquisitions and dispositions                                            37,448                   48,392                       (994)                 30,158
                                                                     --------------------     --------------------       --------------------    --------------------

  Net cash provided by operating activities                                       62,272                   58,253                     99,049                 500,414
                                                                     --------------------     --------------------       --------------------    --------------------

Cash flows from financing activities:
    Issuance of common stock, net                                                 18,457                    6,073                     40,131                  22,108
    Excess tax benefits from stock-based compensation                             10,994                        -                     15,252                       -
    Payment of cash dividends on Series B Preferred Stock                            (46)                    (216)                      (187)                   (591)
    Repurchases of common stock, retired                                               -                        -                   (400,000)                      -
                                                                     --------------------     --------------------       --------------------    --------------------

  Net cash provided (used) by financing activities                                29,405                    5,857                   (344,804)                 21,517
                                                                     --------------------     --------------------       --------------------    --------------------

Cash flows from investing activities:
    Purchases of property, plant and equipment                                    (7,128)                 (10,613)                   (26,668)                (30,781)
    Proceeds from the sale of property, plant and equipment                            -                        -                     24,992                  10,421
    Proceeds from repayment of note receivable                                         -                        -                      9,092                       -
    Short-term investment activity                                                12,184                 (228,162)                    57,219                 (74,370)
    Long-term investment activity                                                  2,901                    1,633                      1,473                     281
    Cash paid for equity investment in Open Invention Network, LLC                     -                        -                     (4,225)                      -
    Proceeds from the sale of Celerant, net of cash divested                           -                        -                     37,922                       -
    Proceeds from the sale of Japan consulting group, net of cash divested         1,450                        -                      1,450                       -
    Proceeds from the sale of venture capital funds                               71,298                        -                     71,298                       -
    Cash paid for acquisition of Tally Systems and Immunix,
      net of cash acquired                                                             -                        -                          -                 (33,829)
    Cash paid for acquisition of e-Security, net of cash acquired                      -                        -                    (71,550)                      -
    Purchase of intangible assets                                                      -                        -                     (1,159)                (15,500)
    Restricted cash for acquisition of India joint venture                             -                   (7,500)                         -                  (7,500)
    Other                                                                          2,689                    5,940                     10,460                   6,181
                                                                     --------------------     --------------------       --------------------    --------------------

  Net cash provided (used) by investing activities                                83,394                 (238,702)                   110,304                (145,097)
                                                                     --------------------     --------------------       --------------------    --------------------

Increase (decrease) in cash and cash equivalents                                 175,071                 (174,592)                  (135,451)                376,834

Cash and cash equivalents - beginning of period                                  500,716                  985,830                    811,238                 434,404
                                                                     --------------------     --------------------       --------------------    --------------------

Cash and cash equivalents - end of period                                      $ 675,787                $ 811,238                  $ 675,787               $ 811,238
                                                                     ====================     ====================       ====================    ====================

Amounts reported as 'preliminary' for the third fiscal quarter ended July 31, 2006 have been updated for a known change in estimate, impacting net income.  Also, reclassifications, none of which affected net income, were made to the prior period amounts in order to conform to the current period's presentation.

                                                                    Novell, Inc.
                                            Unaudited Non-GAAP Adjusted Earnings Information (Preliminary)                             Page 10 of 14
                                                      (In thousands, except per share data)

                                                                        Fiscal Quarter Ended                           Fiscal Year Ended
                                                              ----------------------------------------      ----------------------------------------
                                                                Oct 31, 2006           Oct 31, 2005           Oct 31, 2006           Oct 31, 2005
                                                              -----------------      -----------------      -----------------      -----------------
     GAAP diluted income (loss) available to common
       stockholders from continuing operations                        $ 24,554               $ (5,758)              $ 20,761              $ 373,183
                                                              -----------------      -----------------      -----------------      -----------------

        Pre-tax adjustments:
         Operating expenses:
           Stock-based compensation expense                              6,144                    514                 34,905                  1,748
           Restructuring expenses                                        5,405                 38,061                  4,405                 57,753
                                                              -----------------      -----------------      -----------------      -----------------
              Sub-total                                                 11,549                 38,575                 39,310                 59,501
                                                              -----------------      -----------------      -----------------      -----------------

         Other operating expenses (income):
           Purchased in-process research and development                     -                      -                  2,110                    480
           Gain on sale of property, plant and equipment                     -                      -                 (5,968)                (1,589)
           Litigation-related expense (income)                                    -                      -                  7,775               (447,560)
           Loss on sale of Japan consulting group                            -                      -                  8,273                      -
           Executive termination benefits                                    -                      -                  9,409                      -
           Impairment of intangible assets                               1,230                  1,521                  1,230                  1,521
           Stock-based compensation review expenses                      1,890                      -                  1,890                      -
                                                              -----------------      -----------------      -----------------      -----------------
              Sub-total                                                  3,120                  1,521                 24,719               (447,148)
                                                              -----------------      -----------------      -----------------      -----------------

         Non-operating expenses (income):
           Gain on sale of venture capital funds                       (17,953)                     -                (17,953)                     -
           Impairment of long-term investments, net of gains            (1,371)                   486                   (745)                 1,594
                                                              -----------------      -----------------      -----------------      -----------------
              Sub-total                                                (19,324)                   486                (18,698)                 1,594
                                                              -----------------      -----------------      -----------------      -----------------

        Total pre-tax adjustments                                       (4,655)                40,582                 45,331               (386,053)

        Income tax adjustments:
           Tax adjustments, net                                             74                 (2,176)                (2,519)                (4,231)
           Cumulative tax effect of the Microsoft settlement                 -                 (1,700)                     -                 70,560

        Diluted income (loss) adjustments:
           Debt interest expense                                             -                  1,493                  5,972                      -
           Allocation of earnings to preferred stockholders                 20                   (236)                  (177)                 3,116
                                                              -----------------      -----------------      -----------------      -----------------

        Total net adjustments                                           (4,561)                37,963                 48,607               (316,608)

     Non-GAAP diluted income available to common
       stockholders from continuing operations                        $ 19,993               $ 32,205               $ 69,368               $ 56,575
                                                              =================      =================      =================      =================

     GAAP diluted income (loss) per common share
       from continuing operations                                       $ 0.06                $ (0.02)                $ 0.06                 $ 0.85
           Adjustments detailed above                                    (0.01)                  0.09                   0.10                  (0.72)
                                                              -----------------      -----------------      -----------------      -----------------

     Non-GAAP diluted income per common share
       from continuing operations                                       $ 0.05                 $ 0.07                 $ 0.16                 $ 0.13
                                                              =================      =================      =================      =================

     GAAP diluted weighted average shares
       from continuing operations                                      395,456                382,279                365,659                440,585

        Change in dilution from assumed:
           Conversion of convertible debt                                    -                 52,074                 52,074                      -
           Stock option exercises                                        1,655                  8,400                  4,358                      -
                                                              -----------------      -----------------      -----------------      -----------------

     Non-GAAP diluted weighted average shares                          397,111                442,753                422,091                440,585
                                                              =================      =================      =================      =================

     Amounts reported as 'preliminary' for the third fiscal quarter ended July 31, 2006 have been updated for a known change in estimate, impacting net income.  Also, reclassifications, none of which affected net income, were made to the prior period amounts in order to conform to the current period's presentation.

                                                                          Novell, Inc.
                                                Consolidated Unaudited Condensed Statements of Operations (Preliminary)                                          Page 11 of 14
                                                              (In thousands, except per share data)

                                                                      Fiscal Year                                                                  Fiscal Year
                                               Q4 2005%         2005           %         Q3 2006         %        Q4 2006%           2006%
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------
Net revenue:
  Software licenses                              $ 78,111      27.2     $ 213,803       20.6        $ 45,435      18.8       $ 46,078      18.8       $ 173,678      18.0
  Maintenance and services                        209,507      72.8       825,420       79.4         195,917      81.2        198,827      81.2         793,599      82.0
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------
Total net revenue                                 287,618     100.0     1,039,223      100.0         241,352     100.0        244,905     100.0         967,277     100.0
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------

Cost of revenue:
  Software licenses                                 7,630       2.7        21,600        2.1           4,984       2.1          4,206       1.7          17,528       1.8
  Maintenance and services                         81,423      28.3       330,466       31.8          75,711      31.4         72,759      29.7         303,107      31.3
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------
Total cost of revenue                              89,053      31.0       352,066       33.9          80,695      33.4         76,965      31.4         320,635      33.1
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------

Gross profit                                      198,565      69.0       687,157       66.1         160,657      66.6        167,940      68.6         646,642      66.9
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------

Operating expense (income):
  Sales and marketing                              92,209      32.1       354,335       34.1          89,463      37.1         87,795      35.8         352,829      36.5
  Product development                              54,678      19.0       205,627       19.8          47,238      19.6         45,169      18.4         185,796      19.2
  General and administrative                       24,514       8.5        92,632        8.9          25,298      10.5         23,995       9.8         104,181      10.8
  Restructuring expenses                           38,061      13.2        57,753        5.6               -         -          5,405       2.2           4,405       0.5
  Other operating expense (income) (1)              1,521       0.5      (447,148)     (43.0)         22,904       9.5          3,120       1.3          24,719       2.6
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------
Total operating expense                           210,983      73.4       263,199       25.3         184,903      76.6        165,484      67.6         671,930      69.5
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------

Income (loss) from operations                     (12,418)     (4.3)      423,958       40.8         (24,246)    (10.0)         2,456       1.0         (25,288)     (2.6)
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------

Other income
  Investment income                                12,992       4.5        42,658        4.1          13,003       5.4         34,684      14.2          77,559       8.0
  Other, net                                         (815)     (0.3)       (8,665)      (0.8)         (2,192)     (0.9)        (1,903)     (0.8)         (8,018)     (0.8)
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------
Other income, net                                  12,177       4.2        33,993        3.3          10,811       4.5         32,781      13.4          69,541       7.2
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------

Income (loss) from continuing operations,
  before income taxes                                (241)     (0.1)      457,951       44.1         (13,435)     (5.6)        35,237      14.4          44,253       4.6

Income tax expense (benefit)                        5,426       1.9        86,660        8.3          (3,789)     (1.6)        12,028       4.9          23,218       2.4
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------

Income (loss) from continuing operations           (5,667)     (2.0)      371,291       35.7          (9,646)     (4.0)        23,209       9.5          21,035       2.2

Income (loss) from discontinued operations,
  before income taxes                                 549       0.2         8,191        0.8          12,165       5.0           (843)     (0.3)         12,900       1.3
Income tax expense (benefit)                         (166)     (0.1)        2,760        0.3          (2,871)     (1.2)             -         -             972       0.1
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------
Income (loss) from discontinued operations            715       0.2         5,431        0.5          15,036       6.2           (843)     (0.3)         11,928       1.2
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------

Income (loss) before cumulative effect of a
  change in accounting principle                   (4,952)     (1.7)      376,722       36.3           5,390       2.2         22,366       9.1          32,963       3.4

Cumulative effect of a change
  in accounting principle                               -         -             -          -            (897)     (0.4)             -         -            (897)     (0.1)
                                             -------------  --------  ------------   --------   -------------  --------  -------------  --------   -------------  --------

Net income (loss)                                $ (4,952)     (1.7)    $ 376,722       36.3         $ 4,493       1.9       $ 22,366       9.1        $ 32,066       3.3
                                             =============  ========  ============   ========   =============  ========  =============  ========   =============  ========

Income (loss) available to common
stockholders - diluted:
  Continuing operations                          $ (5,758)     (2.0)    $ 373,183       35.9        $ (9,693)     (4.0)      $ 24,554      10.0        $ 20,761       2.1
                                             =============  ========  ============   ========   =============  ========  =============  ========   =============  ========
  Net income (loss)                              $ (5,043)     (1.8)    $ 378,159       36.4         $ 4,427       1.8       $ 23,714       9.7        $ 31,575       3.3
                                             =============  ========  ============   ========   =============  ========  =============  ========   =============  ========

Income (loss) per share available
to common stockholders - diluted:
  Continuing operations                           $ (0.02)                 $ 0.85                    $ (0.03)                  $ 0.06                    $ 0.06
  Net income (loss)                               $ (0.01)                 $ 0.86                    $  0.01                   $ 0.06                    $ 0.09

Weighted average shares - diluted                 382,279                 440,585                    340,127                  395,456                   365,659

(1) See Page 10 of 14 for a detail of other operating expense (income).

Amounts reported as 'preliminary' for the third fiscal quarter ended July 31, 2006 have been updated for a known change in estimate, impacting net income.  Also, reclassifications, none of which affected net income, were made to the prior period amounts in order to conform to the current period's presentation.

                                                                            Novell, Inc.
                                                          Unaudited Trended Solutions and Segment Revenue                                                                Page 12 of 14
                                                                          (In thousands)

                                                                       Fiscal Year                                              Fiscal Year                     Change from
Revenue by solution                                   Q4 2005%      2005       %     Q3 2006      %     Q4 2006%       2006        %       Q4 06 to Q4 05   FY06 to FY05
                                                     ----------  ----- ----------- ------ ----------  -----  ----------  -----  -----------  ------   ---------------- ---------------

  IT software and solutions

    Open platform solutions
      Linux platform products                          $ 9,829    3.4    $ 35,836    3.4   $ 11,590    4.8    $ 13,017    5.3     $ 45,296     4.7    $ 3,188    32.4  $ 9,460   26.4
      Other open platform products                       4,070    1.4      17,761    1.7      3,407    1.4         893    0.4        8,146     0.8     (3,177)  (78.1)  (9,615) (54.1)
                                                     ----------  ----- ----------- ------ ----------  -----  ----------  -----  -----------  ------   --------  ------ -------- ------
    Total open platform solutions                       13,899    4.8      53,597    5.2     14,997    6.2      13,910    5.7       53,442     5.5         11     0.1     (155)  (0.3)
                                                     ----------  ----- ----------- ------ ----------  -----  ----------  -----  -----------  ------   --------  ------ -------- ------

    Systems, security and identity management
      Identity and access management                    22,980    8.0      74,936    7.2     26,053   10.8      23,773    9.7       97,721    10.1        793     3.5   22,785   30.4
      Resource management                               50,180   17.4     144,358   13.9     33,600   13.9      34,022   13.9      134,579    13.9    (16,158)  (32.2)  (9,779)  (6.8)
      Other systems, security and
        identity management products                     5,624    2.0      21,022    2.0      4,110    1.7       4,506    1.8       17,975     1.9     (1,118)  (19.9)  (3,047) (14.5)
                                                     ----------  ----- ----------- ------ ----------  -----  ----------  -----  -----------  ------   --------  ------ -------- ------
    Total systems, security and identity management     78,784   27.4     240,316   23.1     63,763   26.4      62,301   25.4      250,275    25.9    (16,483)  (20.9)   9,959    4.1
                                                     ----------  ----- ----------- ------ ----------  -----  ----------  -----  -----------  ------   --------  ------ -------- ------

    Workspace solutions
      Open Enterprise Server                            46,540   16.2      85,331    8.2     45,204   18.7      47,660   19.5      181,695    18.8      1,120     2.4   96,364  112.9
      NetWare and other NetWare-related                 27,807    9.7     193,549   18.6      9,592    4.0       8,365    3.4       47,779     4.9    (19,442)  (69.9)(145,770) (75.3)
      Collaboration                                     28,105    9.8      99,422    9.6     25,276   10.5      24,394   10.0       96,176     9.9     (3,711)  (13.2)  (3,246)  (3.3)
      Other workspace products                           9,294    3.2      30,842    3.0      4,141    1.7       6,832    2.8       23,594     2.4     (2,462)  (26.5)  (7,248) (23.5)
                                                     ----------  ----- ----------- ------ ----------  -----  ----------  -----  -----------  ------   --------  ------ -------- ------
    Total workspace solutions                          111,746   38.9     409,144   39.4     84,213   34.9      87,251   35.6      349,244    36.1    (24,495)  (21.9) (59,900) (14.6)
                                                     ----------  ----- ----------- ------ ----------  -----  ----------  -----  -----------  ------   --------  ------ -------- ------

      Total software-related licenses and maintenance  204,429   71.1     703,057   67.7    162,973   67.5     163,462   66.7      652,961    67.5    (40,967)  (20.0) (50,096)  (7.1)

    Global services                                     83,189   28.9     336,166   32.3     78,379   32.5      81,443   33.3      314,316    32.5     (1,746)   (2.1) (21,850)  (6.5)
                                                     ----------  ----- ----------- ------ ----------  -----  ----------  -----  -----------  ------   --------  ------ -------- ------

Total net revenue by solution                        $ 287,618   100.0 $1,039,223  100.0  $ 241,352  100.0   $ 244,905   100.0   $ 967,277   100.0   $(42,713)  (14.9)$(71,946)  (6.9)
                                                     ==========  ===== =========== ====== ========== =====   ==========  =====  ===========  ======  =========  ====== ======== ======

Revenue by segment

  Americas                                           $ 142,175   49.4   $ 537,198   51.7  $ 136,660   56.6   $ 137,032   56.0    $ 536,813    55.5    $ (5,143)  (3.6)  $ (385)  (0.1)
  EMEA                                                 120,770   42.0     407,998   39.3     83,819   34.7      86,362   35.3      345,597    35.7     (34,408) (28.5) (62,401) (15.3)
  Asia Pacific                                          24,673    8.6      94,027    9.0     20,873    8.6      21,511    8.8       84,867     8.8      (3,162) (12.8)  (9,160)  (9.7)
                                                     ----------  ----- ----------- ------ ----------  -----  ----------  -----  -----------  ------   --------  ------ -------- ------

Total net revenue by segment                         $ 287,618   100.0 $1,039,223  100.0  $ 241,352  100.0   $ 244,905   100.0   $ 967,277   100.0    $(42,713) (14.9)$(71,946)  (6.9)
                                                     ==========  ===== =========== ====== ========== =====   ==========  =====  ===========  ======   ========= ====== ======== ======

Certain reclassifications were made to the prior period amounts in order to conform to the current period's presentation.

                                                                        Novell, Inc.                                                                                    Page 13 of 14
                                    Unaudited Trended Solutions Revenue by Software Licenses and Maintenance and Services
                                                                       (In thousands)

                                                                  Fiscal Year                                                Fiscal Year                       Change from
                                                Q4 2005%       2005        %    Q3 2006      %      Q4 2006%        2006        %        Q4 06 to Q4 05      FY06 to FY05
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ------------------ ------------------
IT software and solutions

  Open platform solutions
    Linux platform products
      Software licenses                           $     -      -     $     -       -    $     -      -      $     -      -      $     -       -      $     -       -     $     -      -
      Maintenance and services                      9,829    3.4      35,836     3.4     11,590    4.8       13,017    5.3       45,296     4.7        3,188    32.4       9,460   26.4
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
                                                    9,829    3.4      35,836     3.4     11,590    4.8       13,017    5.3       45,296     4.7        3,188    32.4       9,460   26.4
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
    Other open platform products
      Software licenses                                21    0.0         268     0.0        123    0.1            4    0.0          605     0.1          (17)  (81.0)        337  125.7
      Maintenance and services                      4,049    1.4      17,493     1.7      3,284    1.4          889    0.4        7,541     0.8       (3,160)  (78.0)     (9,952) (56.9)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
                                                    4,070    1.4      17,761     1.7      3,407    1.4          893    0.4        8,146     0.8       (3,177)  (78.1)     (9,615) (54.1)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
  Systems, security and identity management
    Identity and access management
      Software licenses                            13,022    4.5      31,714     3.1     11,947    5.0        9,429    3.9       40,760     4.2       (3,593)  (27.6)      9,046   28.5
      Maintenance and services                      9,958    3.5      43,222     4.2     14,106    5.8       14,344    5.9       56,961     5.9        4,386    44.0      13,739   31.8
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
                                                   22,980    8.0      74,936     7.2     26,053   10.8       23,773    9.7       97,721    10.1          793     3.5      22,785   30.4
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
    Resource management
      Software licenses                            24,225    8.4      46,539     4.5      8,760    3.6        8,602    3.5       30,839     3.2      (15,623)  (64.5)    (15,700) (33.7)
      Maintenance and services                     25,955    9.0      97,819     9.4     24,840   10.3       25,420   10.4      103,740    10.7         (535)   (2.1)      5,921    6.1
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
                                                   50,180   17.4     144,358    13.9     33,600   13.9       34,022   13.9      134,579    13.9      (16,158)  (32.2)     (9,779)  (6.8)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
    Other systems, security and
    identity management products
      Software licenses                             2,583    0.9       7,650     0.7      1,039    0.4        1,521    0.6        5,430     0.6       (1,062)  (41.1)     (2,220) (29.0)
      Maintenance and services                      3,041    1.1      13,372     1.3      3,071    1.3        2,985    1.2       12,545     1.3          (56)   (1.8)       (827)  (6.2)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
                                                    5,624    2.0      21,022     2.0      4,110    1.7        4,506    1.8       17,975     1.9       (1,118)  (19.9)     (3,047) (14.5)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
  Workspace solutions
    Open Enterprise Server
      Software licenses                            16,832    5.9      34,862     3.4      9,071    3.8       10,990    4.5       39,269     4.1       (5,842)  (34.7)      4,407   12.6
      Maintenance and services                     29,708   10.3      50,469     4.9     36,133   15.0       36,670   15.0      142,426    14.7        6,962    23.4      91,957  182.2
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
                                                   46,540   16.2      85,331     8.2     45,204   18.7       47,660   19.5      181,695    18.8        1,120     2.4      96,364  112.9
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
    NetWare and other NetWare-related
      Software licenses                             8,002    2.8      52,248     5.0      5,961    2.5        5,509    2.2       24,108     2.5       (2,493)  (31.2)    (28,140) (53.9)
      Maintenance and services                     19,805    6.9     141,301    13.6      3,631    1.5        2,856    1.2       23,671     2.4      (16,949)  (85.6)   (117,630) (83.2)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
                                                   27,807    9.7     193,549    18.6      9,592    4.0        8,365    3.4       47,779     4.9      (19,442)  (69.9)   (145,770) (75.3)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
    Collaboration
      Software licenses                             8,944    3.1      26,636     2.6      7,570    3.1        6,581    2.7       23,585     2.4       (2,363)  (26.4)     (3,051) (11.5)
      Maintenance and services                     19,161    6.7      72,786     7.0     17,706    7.3       17,813    7.3       72,591     7.5       (1,348)   (7.0)       (195)  (0.3)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
                                                   28,105    9.8      99,422     9.6     25,276   10.5       24,394   10.0       96,176     9.9       (3,711)  (13.2)     (3,246)  (3.3)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
    Other workspace products
      Software licenses                             4,482    1.6      13,886     1.3        964    0.4        3,442    1.4        9,082     0.9       (1,040)  (23.2)     (4,804) (34.6)
      Maintenance and services                      4,812    1.7      16,956     1.6      3,177    1.3        3,390    1.4       14,512     1.5       (1,422)  (29.6)     (2,444) (14.4)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
                                                    9,294    3.2      30,842     3.0      4,141    1.7        6,832    2.8       23,594     2.4       (2,462)  (26.5)     (7,248) (23.5)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
  Total software-related licenses and maintenance
      Software licenses                            78,111   27.2     213,803    20.6     45,435   18.8       46,078   18.8      173,678    18.0      (32,033)  (41.0)    (40,125) (18.8)
      Maintenance and services                    126,318   43.9     489,254    47.1    117,538   48.7      117,384   47.9      479,283    49.5       (8,934)   (7.1)     (9,971)  (2.0)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------
                                                  204,429   71.1     703,057    67.7    162,973   67.5      163,462   66.7      652,961    67.5      (40,967)  (20.0)    (50,096)  (7.1)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------

  Global services                                  83,189   28.9     336,166    32.3     78,379   32.5       81,443   33.3      314,316    32.5       (1,746)   (2.1)    (21,850)  (6.5)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------

Total net revenue
    Software licenses                              78,111   27.2     213,803    20.6     45,435   18.8       46,078   18.8      173,678    18.0      (32,033)  (41.0)    (40,125) (18.8)
    Maintenance and services                      209,507   72.8     825,420    79.4    195,917   81.2      198,827   81.2      793,599    82.0      (10,680)   (5.1)    (31,821)  (3.9)
                                               ----------- ------ ----------- ------------------ ------  ----------- ------  -----------  ------   ----------  ------ ----------- ------

Total net revenue                               $ 287,618  100.0  $1,039,223   100.0  $ 241,352  100.0    $ 244,905  100.0    $ 967,277   100.0    $ (42,713)  (14.9)  $ (71,946)  (6.9)
                                               =========== ====== =========== ================== ======  =========== ======  ===========  ======   ==========  ====== =========== ======

Certain reclassifications were made to the prior period amounts in order to conform to the current period's presentation.

                                                  Novell, Inc.                              Page 14 of 14
                       Major IT Software and Solutions Included Within Reported Line Items

                        Open Platform Solutions

                               Linux Platform Products

                                    > SUSE LINUX Enterprise Server
                                    > SUSE LINUX Enterprise Desktop

                               Other Open Platform Products

                                    > openSUSE (formerly SUSE LINUX Professional)
                                    > SUSE Engineering

                        Systems, Security and Identity Management

                               Identity and Access Management

                                    > Identity Manager
                                    > SecureLogin
                                    > iChain
                                    > Sentinel

                               Resource Management

                                    > ZENworks Suite
                                    > ZENworks Patch Management
                                    > ZENworks Asset Management
                                    > ZENworks Linux Management

                               Other Systems, Security and Identity Management Products

                                    > Web Services
                                    > eDirectory

                        Workspace Solutions

                               Open Enterprise Server

                                    > Open Enterprise Server

                               NetWare and Other NetWare-Related

                                    > NetWare
                                    > Cluster Services

                               Collaboration

                                    > GroupWise

                               Other Workspace Products

                                    > BorderManager

                        Global Services

                               > IT Consulting Services
                               > Technical Support Services
                               > Training Services